                       LEASE OF 15 PRESIDENTIAL WAY WOBURN

1. PARTIES. Walter H. McLaughlin Jr., William E. Shea, and Constance M. Ramsauer, as they are trustees of the Ames Realty Trust, a declaration of Trust dated December 31, 1985 and recorded in Middlesex South District Registry of Deeds at Book 16678, Page 197 with a principal place of business in Somerville, Middlesex County, Massachusetts ("Lessor"), which expression shall include its successors and assigns, when the context so admits, does hereby lease to Merrill Communications LLC, a Delaware limited liability company with a principal place of business in St. Paul, Minnesota ("Lessee"), which expression shall include its successors, legal representatives, and assigns where the context so admits.

2. PREMISES. Lessor does hereby lease to Lessee and the Lessee hereby leases and shall peaceably hold and enjoy the following described premises (hereinafter, the "Leased Premises").

The "Leased Premises" consists of a parcel of land shown as lot 7 on a plan entitled Subdivision Plan of Land in Woburn Massachusetts, June 5, 1995, prepared by Edward J. Farrell, Professional Land Surveyor, recorded in Middlesex South District Registry of Deeds at Book 25637, Page 476 on which there is constructed an industrial flex building containing 78,900 square feet as shown on the plan annexed hereto and marked "Exhibit A." The premises are leased in their present condition "as is."

3. TERM. The term of this Lease shall be for a period of five years commencing April 1, 2000 and terminating on March 31, 2005 (the "Initial Term").

4. OPTION TO EXTEND TERM. Lease will automatically renew for three (3) additional five-year terms unless Lessee provided six (6) months advance written notice of its intent not to renew (such additional terms are hereinafter referred to as the "Renewal Terms").

5.    RENT DURING INITIAL TERM.

      The base rent for the period from April 1, 2000 through March 31, 2001 shall be $394,500.

      The base rent for the period from April 1, 2001 through March 31, 2002 shall be $473,400.

      The base rent for the period from April 1, 2002 through March 31, 2005 shall be $552,300 per annum.

      The Lessee shall pay to the Lessor Base Rent during the term in equal monthly installments one the first day of each month unless the Lessor and Lessee agree to a different payment schedule.

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

6.    RENT DURING EXTENDED TERM.

      The base rent during each Renewal Term shall be the fair rental value of the premises. The parties shall first attempt to agree on fair rental value. In the event that the parties shall fail to agree on fair rental value within ninety (90) days after the beginning of each Renewal Term, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Each party shall choose as an arbitrator a licensed real estate broker whose principal business is the leasing of commercial real estate in the greater Boston Area, and the two arbitrators shall choose a third arbitrator with similar qualifications. The decision of two arbitrators shall be binding on the parties. The arbitrators shall attempt to reach a decision before the commencement of the extended term. In the event that they have not reached a decision by that time, the Lessee shall pay the same rent as in the last year of the previous term and pay any additional rent due within ten (10) days of the arbitrator's decision. The arbitrators shall determine fair rental value by considering the age and condition of the building, market location and other customary factors of the Leased Premises compared to properties of similar size and location.

      The Lessee shall pay to the Lessor Base Rent annually during each Renewal Term in equal monthly installments on the first day of each month unless the Lessor and Lessee agree to a different payment schedule.

7. EXPANSION OF PREMISES. If at any time during the term of this Lease, the Lessee determines that it needs additional space, the Lessor and the Lessee shall negotiate in good faith to provide said additional space through the construction of additional space on the premises. If during any Renewal Term, the Lessee determines that the premises and any reasonable expansion are not sufficient to meet their needs, the Lessee may terminate this lease by notice to the Lessor, and the lease shall terminate six (6) months after the Lessee delivers said notice.

8. TAXES. The Lessee shall be responsible for the payment, before the same become delinquent, all general and special taxes, including real estate taxes and assessments for local improvements, and other governmental charges which may be lawfully charged, assessed or imposed (herein collectively called the "Taxes") upon the Leased Premises.

      If the Lessor's mortgagee requires the Lessor to impound taxes on a monthly basis, then beginning with the calendar year 2000 occurs and in subsequent years during the term of this Lease, or written notice from Lessor therefore, Lessee shall pay to the Lessor pro rata monthly installments of amounts due for taxes on account of projected taxes for such year, reasonably calculated by the Lessor on the basis of the best and most recent data available. A final adjustment shall be made between Lessor and Lessee promptly after Lessor shall have received the tax bill for any such period.

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

      If the Lessor's mortgage does not require the impoundment of taxes on a monthly basis, the Lessor shall forward each tax bill received to the Lessee and the Lessee shall forward its share of the taxes to the Lessor ten (10) days before said taxes are due or ten (10) days after receipt of the tax bill, whichever comes later.

      If the Lessor shall exercise its option to pay the municipality the amount of any betterments assessed upon the premises on an installment basis for the maximum period of time then permitted by law, Lessee shall pay Lessor each year within thirty (30) days after receipt of a bill therefore, its appropriate proportionate share of such annual installment payment and of the interest, if any, due in such year.

      The Lessee may from time to time request that the Lessor contest the validity of and seek an abatement of the taxes upon the Leased Premises. The Lessor will file such abatement and charge the Lessee its pro rata cost of filing for such abatement. The Lessee shall be entitled to a refund of its pro rata share of the abatement recovered.

9, UTILITIES AND OTHER SERVICES. The Lessee shall pay for all of the water, electricity and gas used on the demised premises.

10    USE OF LEASED PREMISES. The building must be used as a manufacturing facility. For this purpose a manufacturing facility is a facility that is used for the manufacture or production of tangible personal property (including the processing resulting in a change in the condition of such property). A manufacturing facility includes ancillary facilities located on the same site as the actual production facilities, but only to the extent that (i) manufacturing constitutes substantially all the on-site economic activity, and (ii) the activities conducted at the ancillary facilities are subordinate and integral to the manufacturing process (e.g. loading docks, parking for employees, or warehouse space for raw materials and finished products )

11    RIGHT OF FIRST REFUSAL If at any time while the Lessee is not in material breach of this lease, the Lessor enters into an agreement to sell the Leased Premises to a person other than the Lessee (the "offering person") it shall offer in writing to sell the Premises to the Lessee on the same terms and conditions as those contained in said agreement. The Lessee shall have 30 days from the date it receives the offer to accept it by a written notice to the Lessor which must be received during said thirty day period. If the Lessee accepts the offer then the Lessor shall convey the Leased Premises to the Lessee in accordance with the offer within 30 days from the date the offer is accepted. If the Lessee fails to exercise the right of first refusal within 30 days of the receipt of the offer, then the offer shall expire and the Lessor shall thereafter have the right to sell the Leased Premises, without notice to the Lessee, to the Offering Person, provide the sale is consummated within 90 days of the date the Lessee receives the notice from the Lessor. If the sale is not consummated within such ninety (90) day period or if the terms of the offer change in a material way, then the provision of this paragraph 11 will again apply to a proposed sale of the Leased Premises.

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

12. COMPLIANCE WITH LAWS. The Lessee acknowledges that no trade or occupation shall be conducted in the Leased Premises or use made thereof which shall be unlawful, improper, noisy or offensive be contrary to any law or any municipal by-law or ordinance in force in the City of Woburn now existing or hereinafter enacted. Lessee shall keep the Leased Premises equipped with all reasonable safety appliances and shall procure and keep in force all licenses and permits required by law or ordinance of any public authority because of the uses made of the Leased Premises by Lessee and shall maintain in good condition on the Leased Premises all existing safety and fire protection devices required by the Board of Fire Underwriters, or other body having similar functions, and of every insurance company and policy by which Lessee is insured. If the Lessee shall install additional storage racks on the demised premises, it shall sprinkler said racks in accordance with the directions of the Lessor's insurance company.

      In furtherance of the obligations set forth under this paragraph, Lessee shall take no action with respect to the demised premises which shall violate and Federal or State environmental statutes governing the use of this property, and shall indemnify the Lessor against any costs or remediation or cleanup caused by the Lessee's use of the premises in violation of environmental law.

      Lessor covenants and warrants that as of the Commencement Date hereof, April 1, 2000, the Leased Premises, shall be in full compliance with all applicable statutes, ordinances, regulations, including without limitation all environmental laws and the ADA, and by-laws and that the Lessee's proposed use is permissible as of right in the zoning district in which the Leased Premises are located. In addition, notwithstanding the provisions of this Paragraph 12, Lessee shall not be required to make any alteration addition or improvement to the Leased Premises to comply with any statute ordinance regulation or by-law unless said alteration addition or improvement is required by reason of Lessee's particular use of the Leased Premises. Lessor shall indemnify the Lessee for direct damages incurred because of a breach of this paragraph.

13. INSURANCE - WAIVER OF SUBROGATION. Lessee, as to its own personal property and on behalf of the Lessor with respect to the building, agrees to keep the Leased Premises insured in amounts equal to the actual cash replacement value of the same against fire and other perils included in a standard extended coverage endorsement, and against breakdown of boilers and other machinery and equipment. Lessor and Lessee further agree that with respect to any loss which is covered (or required by this Paragraph 13 to be covered) by insurance then being carried by or on behalf of either of them, that each party releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds payable with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. If requested, each party agrees to furnish the other from time to time with certificates of all such insurance coverages issued by or on behalf of their respective insurers.

14.   RISK OF LOSS OF PERSONAL EFFECTS. Lessee acknowledges and agrees that all

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

of the furnishings, equipment, effects and personal property of Lessee and of all persons claiming by, through or under Lessee which may be on the Leased Premises shall be at the sole risk and hazard of Lessee and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Lessor, except that Lessor shall in no event be indemnified or held harmless or exonerated from any liability to Lessee or to any other person, arising from any injury, loss, damage or liability caused by Lessor's negligence or willful misconduct.

15. MAINTENANCE OF LEASED PREMISES. The Lessee agrees to maintain the Leased Premises including its structural elements in the same condition as they are at the commencement of the term or as they may be put in during the term of this Lease, reasonable wear and tear, damage by fire, other casualty and eminent domain, and matters for which the Lessor is responsible hereunder only excepted, to replace plate glass and other glass therein damaged due to negligence of the Lessee or its agents. The Lessee shall not permit the Leased Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. Lessee shall obtain written consent of Lessor before erecting any sign on or about the Leased Premises and on or about the Building of which the Leased Premises are a part, which consent shall not be unreasonably withheld or delayed.

16. ALTERATIONS - ADDITIONS. The Lessee may make any non-structural alterations additions or improvements to the Leased Premises that it deems necessary or advisable for the conduct of its business thereon as long as they are in compliance with law. The Lessee shall not make any structural alterations, additions or improvements to the Leased Premises, unless the Lessor consents thereto in advance in writing, which consent shall not be unreasonably withheld or delayed, but such consent may be conditioned upon the Lessee's obligation to restore the Leased Premises to its original condition, all at Lessee's sole cost and expense and may be conditioned upon approval by the Lessor's mortgagee. All such allowed alterations or additions shall be at Lessee's expense and shall be in quality at least equal to the present construction. Lessee shall not permit any mechanics' liens, or similar liens, to remain upon the Leased Premises for labor and materials furnished to Lessee or claimed, to have been furnished to Lessee in connection with the work of any character performed or claimed to have been performed at the direction of Lessee, and shall cause any such lien to be released of record forthwith without cost to Lessor. Any alterations, additions or improvements made by the Lessee, except for moveable partitions, trade fixtures, equipment, and furnishings, installed at the Lessee's cost, shall become the property of the Lessor at the termination of the Lease as provided herein, but the Lessor may at its option require that the Lessee remove any or all non-structural additions.

17. ASSIGNMENT - SUBLETTING. The Lessee shall not assign or sublet the whole or any part of the Leased Premises without the Lessor's prior written consent which will not be unreasonably withheld or delayed. Notwithstanding, Lessee shall remain liable to Lessor for the payment of all rent and for the full performance of the covenants and conditions of this Lease.

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

18. QUIET ENJOYMENT, COVENANT OF TITLE. The Lessee, on paying the rent and other charges hereunder, as and when the same shall become due and payable and observing and performing the covenants, conditions and agreements contained in this Lease on the part of the Lessee to be observed and performed, all as herein provided, shall and may lawfully, peaceably and quietly have, hold and enjoy the Leased Premises during the Initial Term and any Renewal Term and any extensions or renewals thereof, without hindrance, ejection or disturbance by the Lessor or by any person or persons claiming by, through or under the Lessor or by anyone claiming paramount title.

19. SUBORDINATION. The Lease and Lessee's interest hereunder, subject to the provisions of this Paragraph 19, shall be subordinate to the lien of any present or future mortgage or mortgages upon the Leased Premises or any property of which the Leased Premises are a part, regardless of the time of execution or the time of recording of any such mortgage or mortgages. Any subordination of this Lease pursuant to the provisions of this Paragraph 19 is made and granted upon the condition that, the holder of any such mortgage enters into an agreement with Lessee by the terms of which such holder agrees (i) not to disturb the possession and other rights of Lessee and (ii) in the event of any entry by the holder of, any such mortgage to foreclose, a default under any such mortgage, a foreclosure of any such mortgage of Lessor's interest under this Lease or in the Leased Premises through foreclosure or otherwise, the Lessee shall (provided the Lessee is not then in default beyond any applicable cure period) peaceably hold and enjoy the Leased Premises as a Lessee of such holder, during the Lease Term and any extensions or renewals thereof upon the terms, covenants and conditions as set forth in this Lease without any hindrance or interruption from such holder and shall not be named as a party defendant in any such action. In the event of such entry, foreclosure, acquisition or other action by such holder, Lessee shall recognize the holder of the mortgage with respect to which such action is taken as the Lessor under this Lease. As used in this Paragraph 19, the word "holder" includes any person claiming through or under any such mortgage, including any purchaser at a foreclosure sale, and the word "Lessee" shall include Lessee's successors and assigns, The word "mortgage" as used in this Paragraph shall mean mortgages, deeds of trust, and other similar instruments held by any institutional lender and all modifications, extensions, renewals and replacements thereof.

      The Lessee agrees to execute such further documents in recordable form as the Lessor or any lender may reasonably require, consistent with the terms of this Paragraph 19 and 28.

20. LESSOR'S ACCESS. The Lessor or agents of the Lessor may, at reasonable times and upon reasonable prior notice to the Lessee, enter to view the Leased Premises, and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations all in a manner so as not to unreasonably interfere with the normal conduct of Lessee's business. At any time within the six (6)-month period prior to the expiration of the final Renewal Term, or in the event that Lessee has given notice of its intention to terminate this lease, the Lessor may show the Leased Premises to others, with reasonable prior notice, all in a manner so as not to unreasonably interfere with the normal conduct of the Lessee's business and the Lessor may affix to any suitable part of the Leased Premises a notice for letting or selling the Leased Premises or

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

property of which the Leased Premises are a part and keep the same so affixed without hindrance or molestation.

21. INDEMNIFICATION AND LIABILITY. The Lessee shall save the Lessor harmless from all loss and damage occasioned by the use or escape of water or by the bursting of pipes to the extent caused by the negligence of the Lessee or by any nuisance made or suffered on the Leased Premises.

22. LESSEE'S LIABILITY INSURANCE. The Lessee warrants and represents that throughout the term of the Lease, Lessee shall carry liability insurance in the amount of $2,000,000. Lessee shall name the Lessor as insured party on any policy or policies of comprehensive public liability insurance and property damage insurance maintained by Lessee now or hereafter that covers the premises and shall provide Lessor with a certificate of such insurance prior to the commencement date and thereafter upon the request of the Lessor. Lessor shall maintain insurance on the Leased Premises for its full replacement value.

23. FIRE, CASUALTY - EMINENT DOMAIN. Should the Leased Premises, or of the property of which they are a part, be damaged by fire or other casualty, the Lessor shall rebuild, repair or restore the Leased Premises to substantially the same condition as they were in immediately prior to such damage except that the Lessor shall not be required to do so by expenditure of more than the insurance proceeds which it recovers. If the necessary work is such that it cannot be completed within ninety (90) days or the damage occurs during the last six (6) months of the term hereof and Lessee has not exercised its option to extend, the Lessor may terminate this Lease. If there is a taking of a portion of the Leased Premises by eminent domain, Lessor shall, if possible, attempt to provide an equivalent facility upon the portion of the Leased Premises not taken. When such fire, casualty, or taking renders the Leased Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, until such time as the Leased Premises or, the applicable portion thereof are rebuilt, repaired so as to be suitable for Lessee's use. The Lessee may elect to terminate this Lease if:

      (a) in the case of fire or other casualty, if the insurance proceeds recovered or recoverable are insufficient to rebuild repair or restore the Leased Premises to the condition they were in immediately prior to such fire or other casualty,

      (b) the Lessor in the case of fire or other casualty fails to file written notice within thirty (30) days of intention to restore Leased Premises; or

      (c) the Lessor fails to restore the Leased Premises to substantially the same condition they were in prior to the fire, casualty or taking within ninety (90) days of said fire, casualty, or taking.

      The Lessor reserves, and the Lessee grants to the Lessor, all rights which the Lessee may have for damages or injury to the Leased Premises for any taking by eminent domain, except for

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

damage to the Lessee's fixtures, property or equipment, and Lessee's right to relocation expenses. Nothing in this paragraph is to be construed to waive Lessee's right to recover from Lessor a just and proportional abatement of rent and additional rent paid in advance of any such taking by eminent domain.

24    DEFAULT AND BANKRUPTCY. In the event that:

      (a) The Lessee shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for fourteen (14) days after receipt of written notice that said sum is due and payable ; or

      (b) The Lessee shall default in the observance or performance of the Lessee's covenants, agreements, or obligations hereunder and the Lessee shall not cure such default within thirty (30) days after receipt of written notice thereof or if such default cannot be cured within thirty (30) days, then if Lessee shall not commence to cure the same within thirty (30) days and diligently pursue the curing of the same; or

      (c) The Lessee files a voluntary petition under the Bankruptcy Act or any other law seeking relief from debts, or if any assignment shall be made of Lessee's property for the benefit of creditors, or if any involuntary such proceeding shall be filed against the Lessee not discharged within sixty (60) days thereof.

      Then the Lessor shall have the right after the due process of law, while such default continues, to re-enter and take complete possession of the Leased Premises, to declare the term of this Lease ended, and remove the Lessee's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The Lessee shall indemnify the Lessor against all loss and reasonable payment of rent and other payments which the Lessor may incur by reason of such termination during the residue of the term. In the event of default, Lessor shall use its reasonable efforts to re-let the Leased Premises so as to mitigate any damages to the Lessee hereunder. If Lessor re-lets the Leased Premises, Lessee may offset its payable rent against the amount of rent received by Lessor.

      If the Lessor shall default, after written notice thereof in the observance or performance of any conditions or covenants on its part to be observed or performed under or by virtue of any of the provisions of this Lease, and Lessor shall not cure such default within thirty (30) days after written notice thereof, or if such default cannot be cured within thirty (30) days, then if Lessor shall not commence to cure the same within thirty (30) days and diligently pursue the curing of the same, then Lessee, without being under any obligation to do so, may remedy such default for the account and at the expense of Lessor or may terminate the Lease, but in no event shall Lessee set off such claim against its rental obligation.

      If the Lessee shall default, after written notice thereof as provided herein, in the

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

observance or performance of any conditions or covenants on its part to be observed or performed under or by virtue of any of the provisions of this Lease and after the expiration of any period within which the Lessee is entitled to cure such default as is provided above in this Paragraph 24, the Lessor without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Lessee. If the Lessor makes any expenditures or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred, with interest at the rate of eight (8.0%) per annum and costs, shall be paid to the Lessor by the Lessee as additional rent.

      Lessor shall not be liable to Lessee for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Lessor or its agents entering the Leased Premises, or for Lessor's repairing the Leased Premises if such repair is not performed by Lessee, or for making repairs to the Leased Premises or part thereof, however the necessity may occur. In case Lessor is prevented or delayed from making any such repairs, or supplying the utilities or services provided for herein, or performing any other covenant or duty to be performed on Lessor's part, by reason of any cause beyond Lessor's control, Lessor shall not be liable to Lessee therefor, nor shall Lessee be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Lessee's favor that such failure constitutes actual or constructive, total or partial, eviction from the Leased Premises, or any portion thereof, provided however that if such failure to provide utilities, services, or repairs shall render the Leased Premises untenantable and shall continue for five (5) consecutive days after written notice from Lessee to Lessor, then Lessee shall be entitled to an abatement of rent and if the failure continues for a total of twenty (20) consecutive days then Lessee may terminate this Lease.

23. PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

24. ESTOPPEL CERTIFICATE. Lessor and Lessee each agree at any time from time to time, upon not less than ten (10) days prior notice to execute, acknowledge and deliver to the other, a statement in writing, certifying to the extent possible that this Lease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified and stating such modifications and otherwise certifying if there exists any default under the terms of this Lease and such other information as may be reasonably requested concerning this Lease by the other party or any other third party with a bona fide interest.

25. NOTICE. Any notice from the Lessor to the Lessee relating to the Leased Premises or to the occupancy thereof shall be deemed duly served, if in writing and mailed, registered or certified mail, return receipt requested, postage prepaid, addressed to the Lessee at the Leased Premises with a copy to,

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

               Mark A Rossi and General Counsel
               Merrill Communications LLC
               One Merrill Circle
               St Paul, Minnesota 55108
or at such address as the Lessee may from time to time advise in writing. Any notice from the Lessee to the Lessor relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if in writing and mailed to the Lessor by registered or certified mail, return receipt requested, postage prepaid, addressed to the Lessor at such address as the Lessor may from time to time advise in writing. All rent and notices shall be paid and sent to the Lessor at:

               William Shea, General Partner
               Ames Realty Associates
               21 Properzi Way
               Somerville, MA 02143

26. SURRENDER. The Lessee shall at the expiration or other termination of this Lease remove all Lessee's goods and effects from the Leased Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Lessee, either inside or outside the Leased Premises). Lessee shall deliver to the Lessor the Leased Premises and all keys, locks thereto, and all fixtures, alterations and additions made to or upon the Leased Premises, except for moveable partitions trade fixtures, equipment and furnishings installed at the Lessee's expense, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire, other casualty or eminent domain and matters for which the Lessor is responsible hereunder only excepted. All movable partitions, trade fixtures equipment and furnishings, installed in the Leased Premises at the Lessee's expense during the term of the Lease may be removed by the Lessee at the expiration or other termination of this Lease The Lessee at its expense promptly repair any and all damages to the Leased Premises resulting from such removal. In the event of the failure of the Lessee to remove any of the Lessee's property from the Leased Premises, Lessor is hereby authorized, upon fifteen (15) days' written notice to the Lessee without liability to the Lessee for loss or damage thereto, and at the sole risk of Lessee to remove and store any of the property at Lessee's expense.

      IN WITNESS WHEREOF, the Lessor, and the Lessee, have hereunto set their hands and common seals as of this 31st day of March, 2000.

LESSOR:

AMES REALTY TRUST


By:   /s/ Walter Mclaughlin                      /s/ Illegible
      ---------------------------------          -------------------------------
      Trustee                                    Witness

      /s/ William Shea                           /s/ Illegible
      ---------------------------------          -------------------------------
      Trustee                                    Witness

      ---------------------------------          -------------------------------
      Trustee                                    Witness



LESSEE:

MERRILL COMMUNICATIONS LLC


By: /s/ Mark A. Rossi
    ----------------------------------------
      Mark A. Rossi

Its:  President
      Investment Company Services


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